Exhibit 99.1

NASDAQ: WINN

Investors:

(212) 521-4835

Media Only:

Kekst and Company

Michael Freitag or Wendi Kopsick

(212) 521-4800

Winn-Dixie Reports Second Quarter and First Half Fiscal 2007 Results

• Strong liquidity, with no borrowings from credit facility

• Identical store sales increase in first half

• Store capital program underway

JACKSONVILLE, Fla., Feb. 20, 2007 — Winn-Dixie Stores, Inc. (NASDAQ: WINN) today announced financial results for the 16 and 28 week periods ended January 10, 2007, and the filing of its quarterly report on Form 10-Q with the Securities & Exchange Commission.

During these periods, which constitute the company’s second quarter and first half of its 2007 fiscal year, Winn-Dixie continued to make progress in the implementation of its turnaround. Key points are:

•

As of January 10, 2007, Winn-Dixie had approximately $500 million of liquidity, a significant increase from the end of the prior fiscal quarter. The company had no borrowings under its revolving credit facility.

•

Identical store sales for the first half of the fiscal year increased 1.8% as compared to the same period in fiscal 2006. ID sales for the second quarter declined 0.5%, primarily as a result of unfavorable comparisons to large sales increases that occurred last year in areas affected by Hurricanes Katrina and Wilma.

•

Winn-Dixie has initiated a store capital program, with 40 store remodels currently underway, of which 15 to 22 are expected to be completed by the end of the current fiscal year. The company plans to remodel about 75 stores annually in future fiscal years.

•	The company has rebuilt and opened two stores in New Orleans that were closed due to Hurricane Katrina. Another store in New Orleans is currently being rebuilt and is expected to open next fall.

“We are continuing to make progress in many areas of our business plan,” said Winn-Dixie Chairman, CEO and Chief Executive Officer Peter Lynch. “Going forward, we remain committed to executing five key initiatives: rebuilding trust in our brand; investing capital in our stores; neighborhood marketing; Associate training and development; and focusing on profitable sales.”

As previously reported, Winn-Dixie’s plan of reorganization became effective and the company emerged from Chapter 11 bankruptcy protection on November 21, 2006. As the result of the application of fresh-start reporting in accordance with SOP 90-7, the company’s financial statements prior to November 16, 2006 (the “predecessor” periods) are not comparable with its financial statements for periods on or after November 16, 2006 (the “successor” periods). However, the company believes that the combined financial information of the predecessor and successor periods provides a useful comparison to prior year results for the purpose of better understanding financial and operational trends.

Liquidity and Capital Resources

As of January 10, 2007, Winn-Dixie had approximately $500 million of liquidity, comprised of $367 million of borrowing availability under its credit agreement and $133 million of cash and cash equivalents. The company anticipates that liquidity will decrease by approximately $80 million during the remainder of the fiscal year in connection with the acceleration of its store remodel and other capital expenditure programs and as it makes payments related to emergence from bankruptcy, offset by cash flow from operations and income tax refunds.

“We are pleased to have emerged from bankruptcy with virtually no debt and substantial borrowing capacity under our new Credit Facility,” said Lynch. “We are confident we have the liquidity we need to fund both our current business operations and our planned capital expenditure program.”

Sales

Identical store sales increased 1.8% in the first half of the fiscal year, but decreased 0.5% in the second quarter. Comparisons to large sales increases in the prior year in areas impacted by Hurricanes Katrina and Wilma negatively impacted overall second quarter identical store sales. During the second quarter, identical store sales increased 3.5% in areas not impacted in the prior year by Hurricanes Katrina or Wilma, but decreased by 6.7% in the areas significantly impacted by these storms. The company believes the decrease was due primarily to the absence in the current year of the substantial government and private assistance provided last year to local residents, as well as competitor stores and restaurants open this year that were closed last year in the aftermath of the storms. Sales results were driven by increases in the average basket, which on an identical store basis rose by 3.0% in the first half of the fiscal year, partially offset by reduced transaction counts, which declined by 1.1% during the same period.

“Overall, we are very pleased with our ID Store Sales for the first half of the fiscal year,” said Lynch. “Especially since we’re matching up against the sizeable sales spike that resulted from the influx of private and federal assistance dollars in areas impacted by Hurricanes Katrina and Wilma.”

Net Income and Adjusted EBITDA

Net income was $286.8 million and $262.2 million for the second quarter and first half of the fiscal year, respectively. These results were impacted significantly by non-cash items, the largest of which were a $188.2 million gain in connection with the discharge of liabilities associated with the company’s exit from Chapter 11 and a $144.8 million gain related to the revaluation of assets and liabilities as part of fresh-start reporting.

Income from continuing operations before interest expense, income taxes, and depreciation and amortization expense, or EBITDA, as further adjusted for non-cash charges and other items related to the company’s emergence from bankruptcy (Adjusted EBITDA) was positive $1.4 million in the second quarter, as compared to a loss of $1.3 million in the same period of the prior year. For the first half of the fiscal year, Adjusted EBITDA was negative $9.7 million as compared to negative $12.1 million in the same period of the prior year.

“We are happy to report positive Adjusted EBITDA in the second quarter and we plan to build on that progress in the second half of the fiscal year,” Lynch said.

Gross Margin Rate and Operating Expense

Gross profit on sales increased $4.2 million and $18.8 million for the second quarter and first half of the fiscal year, respectively, as compared to the same periods in the prior fiscal year. As a percentage of sales, gross margin was 25.7% in the second quarter as compared to 25.3% in the same period of the prior year. For the first half of the fiscal year, gross margin as a percentage of sales was 26.0% as compared to 25.6% for the same period in the prior year.

The gross margin improvement of 40 basis points in both periods was due to operational improvements that reduced inventory shrink. Also, higher margins achieved in certain categories offset higher investment in promotional programs that were made in an effort to offset a portion of the prior year sales increases in hurricane impacted areas.

“We will maintain our focus on reducing shrink and managing expenses across our entire operation,” said Lynch. “Both of these areas represent important opportunities for the continued improvement of our financial performance.”

Other operating and administrative expenses increased $15.0 million in the second quarter and $20.5 million for the first half of the fiscal year, in each case as compared to the same periods of the prior year. These increases reflected $9.8 million of bankruptcy-related items which impacted both periods.

About Winn Dixie

Winn-Dixie Stores, Inc. is one of the nation’s largest food retailers. Founded in 1925, the Company is headquartered in Jacksonville, FL. The Company currently operates 522 stores in Florida, Alabama, Louisiana, Georgia, and Mississippi. For more information, please visit www.winn-dixie.com.

Forward-Looking Statements

Certain statements made in this press release may constitute “forward-looking statements” within the meaning of the federal securities laws. These forward-looking statements are based on our current plans and expectations and involve certain risks and uncertainties. Actual results may differ materially from the expected results described in the forward-looking statements. These forward-looking statements include and may be indicated by words or phrases such as “anticipate,” “estimate,” “plans,” “expects,” “projects,” “continuing,” “ongoing,” “should,” “will,” “believes,” or “intends” and similar words and phrases. There are a number of factors that could cause the Company’s actual results to differ materially from the expected results contemplated or implied by the Company’s forward-looking statements.

The Company faces a number of risks and uncertainties with respect to its continuing business operations and its attempt to increase its sales and gross profit margin, including, but not limited to: the Company’s ability to improve the quality of the Company’s stores and products; the Company’s success in achieving increased customer count and sales in remodeled and other stores; the results of the Company’s efforts to revitalize the corporate brand; the outcome of the Company’s programs to control or reduce operating and administrative expenses and to control inventory shrink; increases in utility rates or gasoline costs, which could impact consumer spending and buying habits and the cost of doing business; the availability and terms of capital resources and financing and its adequacy for the Company’s planned investment in store remodeling and other activity; the concentration of the Company’s locations in the southeastern United States, which increases its vulnerability to severe storm damage; general business and economic conditions in the southeastern United States, including consumer spending levels, population, employment and job re-growth in some of our markets, and the additional risks relating to limitations on insurance coverage following the catastrophic storms in recent years; pricing pressures and competitive factors, which could include pricing and marketing strategies from other food and/or drug retail chains, supercenters and non-traditional competitors; the ability of the Company to attract and retain key leadership; the Company’s ability to implement, maintain or upgrade information technology systems; the Company’s ability to successfully estimate self- insurance liabilities; changes in laws and other regulations affecting the Company’s industry; events that give rise to actual or potential food contamination, drug contamination or food-borne illness; the Company’s ability to use net operating loss carryforwards under the federal tax laws; and the outcome of litigation or legal proceedings.

Please refer to discussions of these and other factors in the Company’s Annual Report on Form 10-K for the fiscal year ended June 28, 2006, the Company’s Quarterly Report on Form 10-Q for the quarter ended January 10, 2007, and other Company filings with the Securities and Exchange Commission. These statements are based on current expectations and speak only as of the date of such statements. The Company undertakes no obligation to publicly revise or update these forward-looking statements, whether as a result of new information, future events or otherwise.

# # #

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

	Fiscal 2007			Fiscal 2006
Dollar amounts in thousands	Successor 8 weeks ended Jan. 10, 2007	Predecessor 8 weeks ended Nov. 15, 2006	Combined 16 weeks ended Jan. 10, 2007	Predecessor 16 weeks ended Jan. 11, 2006
Net sales	$1,164,192	1,066,852	$2,231,044	$2,250,203
Cost of sales, including warehouse and delivery expenses	873,034	784,245	1,657,279	1,680,586

Gross profit on sales	291,158	282,607	573,765	569,617
Other operating and administrative expenses	302,528	319,139	621,667	606,707
Impairment charges	—	18,743	18,743	612
Restructuring (gain) charge, net	—	(113)	(113)	1,989

Operating loss	(11,370)	(55,162)	(66,532)	(39,691)
Interest (income) expense, net	(566)	3,108	2,542	3,499

Loss before reorganization items and income taxes	$(10,804)	(58,270)	$(69,074)	$(43,190)
Reorganization items, net gain	—	(338,449)	(338,449)	(258,333)
Income tax benefit	(855)	(12,567)	(13,422)	(2,150)

Net (loss) earnings from continuing operations	(9,949)	292,746	282,797	217,293

Discontinued operations:
Earnings (loss) from discontinued operations	—	2,903	2,903	(14,484)
Gain on disposal of discontinued opertions	—	1,093	1,093	34,692

Net earnings from discontinued operations	—	3,996	3,996	20,208

Net (loss) earnings	$(9,949)	296,742	$286,793	$237,501

Adjusted EBITDA:
Loss before reorganization items and income taxes	$(10,804)	(58,270)	$(69,074)	$(43,190)
Year-to-date Adjustments to reconcile the Net loss from continuing operations before reorganization items and income tax expense to Year-to-date Adjusted EBITDA:
Depreciation and amortization	9,981	14,198	24,179	33,641
Favorable and unfavorable lease amortization	531	—	531	—
Interest (income) expense, net	(566)	3,108	2,542	3,499
Impairment charges	—	18,743	18,743	612
Restructuring (gain) charge, net	—	(113)	(113)	1,989
SFAS 123R share-based compensation(1)	148	10,070	10,218	2,195
Post-emergence bankruptcy-related professional fees(1)	6,227	—	6,227	—
Plan-related D&O insurance payment(1)	—	8,100	8,100	—

Adjusted EBITDA	$5,517	(4,164)	$1,353	$(1,254)

(1)	Component of other operating and administrative expense

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

	Fiscal 2007			Fiscal 2006
	Successor	Predecessor	Combined	Predecessor
	8 weeks ended	20 weeks ended	28 weeks ended	28 weeks ended
Dollar amounts in thousands	Jan. 10, 2007	Nov. 15, 2006	Jan. 10, 2007	Jan. 11, 2006
Net sales	$1,164,192	2,676,678	$3,840,870	$3,822,207
Cost of sales, including warehouse and delivery expenses	873,034	1,969,641	2,842,675	2,842,782

Gross profit on sales	291,158	707,037	998,195	979,425
Other operating and administrative expenses	302,528	776,482	1,079,010	1,058,471
Impairment charges	—	20,778	20,778	8,612
Restructuring (gain) charge, net	—	786	786	24,483

Operating loss	(11,370)	(91,009)	(102,379)	(112,141)
Interest (income) expense, net	(566)	5,527	4,961	7,769

Loss before reorganization items and income taxes	$(10,804)	(96,536)	$(107,340)	$(119,910)
Reorganization items, net gain	—	(334,430)	(334,430)	(250,114)
Income tax benefit	(855)	(13,980)	(14,835)	(3,620)

Net (loss) earnings from continuing operations	(9,949)	251,874	241,925	133,824

Discontinued operations:
Earnings (loss) from discontinued operations	—	2,333	2,333	(131,403)
Gain on disposal of discontinued opertions	—	17,922	17,922	(322,058)

Net earnings from discontinued operations	—	20,255	20,255	(453,461)
Cumulative effect of a change in accounting principle	—	—	—	4,583

Net (loss) earnings	$(9,949)	272,129	$262,180	$(315,054)

Adjusted EBITDA:
Loss before reorganization items and income taxes	$(10,804)	(96,536)	$(107,340)	$(119,910)
Year-to-date Adjustments to reconcile the Net loss from continuing operations before reorganization items and income tax expense to Year-to-date Adjusted EBITDA:
Depreciation and amortization	9,981	36,274	46,255	62,939
Favorable and unfavorable lease amortization	531	—	531	—
Interest (income) expense, net	(566)	5,527	4,961	7,769
Impairment charges	—	20,778	20,778	8,612
Restructuring (gain) charge, net	—	786	786	24,483
VISA / MasterCard settlement(1)	—	(1,706)	(1,706)	—
SFAS 123R share-based compensation(1)	148	11,608	11,756	4,012
Post-emergence bankruptcy-related professional fees(1)	6,227	—	6,227	—
Plan-related D&O insurance payment(1)	—	8,100	8,100	—

Adjusted EBITDA	$5,517	(15,169)	$(9,652)	$(12,095)

(1)	Component of other operating and administrative expense

CONDENSED CONSOLIDATED BALANCE SHEETS

	Successor	Predecessor
	January 10, 2007	June 28, 2006
Dollar amounts in thousands except par value	(Unaudited)	(1)
ASSETS
Current assets:
Cash and cash equivalents	$132,620	187,543
Marketable securities	4,159	14,308
Trade and other receivables, less allowance for doubtful receivables of $8,122 ($9,537 at June 28, 2006)	104,076	152,237
Insurance claims receivable	31,483	46,162
Income tax receivable	51,533	40,427
Merchandise inventories, less LIFO reserve of $650 ($152,729 at June 28, 2006)	623,739	477,885
Prepaid expenses and other current assets	48,467	35,653
Assets held for sale	—	44,710

Total current assets	996,077	998,925

Property, plant and equipment, net	234,115	496,830
Intangible assets	360,420	38,979
Other assets, net	31,743	60,241

Total assets	$1,622,355	1,594,975

LIABILITIES AND SHAREHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Current borrowings under credit facilities	$—	40,000
Current portion of long-term debt	—	232
Current obligations under capital leases	4,093	3,617
Accounts payable	221,492	229,951
Reserve for self-insurance liabilities	81,227	74,905
Accrued wages and salaries	71,544	80,495
Accrued rent	47,546	43,942
Accrued expenses	98,065	95,107
Liabilities related to assets held for sale	—	9,206

Total current liabilities	523,967	577,455

Reserve for self-insurance liabilities	159,159	151,131
Long-term debt	—	164
Unfavorable leases	144,673	—
Obligations under capital leases	8,631	5,369
Other liabilities	36,726	24,990

Total liabilities not subject to compromise	873,156	759,109

Liabilities subject to compromise	—	1,117,954

Total liabilities	873,156	1,877,063

Shareholders’ equity (deficit):
Predecessor common stock, $1 par value.
Authorized 400,000,000 shares; 154,332,048 shares issued; 141,858,015 shares outstanding at June 28, 2006	—	141,858
Successor common stock, $0.001 par value. Authorized 400,000,000 shares; 54,000,000 shares issued; 53,901,473 shares outstanding at January 10, 2007	54	—
Additional paid-in-capital	759,093	34,874
Accumulated deficit	(9,949)	(438,015)
Accumulated other comprehensive income (loss)	1	(20,805)

Total shareholders’ equity (deficit)	749,199	(282,088)

Total liabilities and shareholders’ equity (deficit)	$1,622,355	1,594,975

(1)	The Balance Sheet as of June 28, 2006 was derived from the Company’s audited financial statements as of that date

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

Amounts in thousands	Successor	Predecessor
	8 weeks ended Jan. 10, 2007	20 weeks ended Nov. 15, 2006	28 weeks ended Jan. 11, 2006
Cash flows from operating activities:
Net income (loss)	$(9,949)	272,129	(315,054)
Adjustments to reconcile net (loss)income to net cash (used in) provided by operating activities:
Loss (gain) on sales of assets, net	367	(35,373)	(57,503)
Reorganization items, net gain	—	(334,430)	(250,114)
Impairment charges	—	20,857	11,126
Depreciation and amortization	9,981	36,274	62,939
Share-based compensation, net	147	11,609	(1,934)
Change in operating assets and liabilities:
Favorable and unfavorable leases	531	—	—
Trade, insurance and other receivables	(724)	29,850	(18,629)
Merchandise inventories	33,024	(31,564)	274,636
Prepaid expenses and other current assets	(8,441)	(2,426)	13,656
Accounts payable	(39,153)	(20,458)	59,154
Lease liability on closed facilities	—	(838)	127,602
Income taxes payable/receivable	2,207	(2,944)	(2,921)
Reserve for self-insurance liabilities	2,160	(1,203)	2,137
Accrued expenses and other	(26,077)	(3,440)	260,463

Net cash (used in) provided by operating activities before reorganization items	(35,927)	(61,957)	165,558

Cash effect of reorganization items	—	(11,085)	(33,204)

Net cash (used in) provided by operating activities	(35,927)	(73,042)	132,354

Cash flows from investing activities:
Purchases of property, plant and equipment	(10,988)	(23,888)	(12,394)
Decrease in investments and other assets	17,001	15,067	4,978
Sales of assets	—	83,012	92,005
Purchases of marketable securities	(860)	(4,321)	(4,479)
Sales of marketable securities	79	14,991	10,492
Other, net	(78)	(308)	646

Net cash provided by investing activities	5,154	84,553	91,248

Cash flows from financing activities:
Gross borrowings on credit facilities	1,470	7,690	692,507
Gross payments on credit facilities	(1,470)	(47,690)	(897,510)
Increase in book overdrafts	14,493	164	2,030
Principal payments on long-term debt and capital leases	(142)	(981)	(1,002)
Debt issuance costs	(8,829)	(366)	(721)
Other, net	—	—	795

Net cash provided by (used in) financing activities	5,522	(41,183)	(203,901)

(Decrease) increase in cash and cash equivalents	(25,251)	(29,672)	19,701
Cash and cash equivalents at beginning of period	157,871	187,543	62,141

Cash and cash equivalents at end of period	$132,620	157,871	81,842